EXHIBIT 99.1

OHA Investment Corporation Announces Quarterly Distribution of $0.02 per Share

NEW YORK, Sept. 11, 2019 (GLOBE NEWSWIRE) -- OHA Investment Corporation (NASDAQ: OHAI) (the “Company”) today announced that its Board of Directors has declared a quarterly distribution of $0.02 per share.

Quarterly Distribution Declaration
The quarterly distribution in the amount of $0.02 per common share will be paid October 9, 2019 to stockholders of record as of September 30, 2019.  Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The amount of distributable income for each quarter depends on the aggregate gains and losses realized by the Company during the entire year. Distributions may consist of net investment income, capital gains and return of capital, but the character of these distributions cannot be determined with certainty until after the end of the Company’s fiscal year.  The specific tax characteristics of distributions paid during calendar 2019 will be reported to each stockholder on Form 1099-DIV after the end of the calendar year.

The Board of Directors of the Company has the discretion to change the amount of the distribution in any given quarter based on the Company’s estimate, as of that quarter, of its taxable income for the year.  The Company’s estimate of its taxable income for 2019, and therefore the amount of each quarterly distribution in 2019, may change depending on a variety of factors, including the performance of the Company’s portfolio investments.

The Company has an “opt out” dividend reinvestment plan, or “DRIP,” for its stockholders.  Consequently, when the Company declares a distribution, stockholders who have not opted out of the DRIP automatically have their distribution reinvested in shares of the Company’s stock, rather than receiving it in cash.  A stockholder who has elected to receive distributions in cash may re-enroll in the DRIP at any time by notifying the plan administrator.

About OHA Investment Corporation
OHA Investment Corporation (NASDAQ: OHAI) is a specialty finance company designed to provide its investors with current income and capital appreciation. OHAI focuses primarily on providing creative direct lending solutions to middle market private companies across industry sectors. OHAI is externally managed by Oak Hill Advisors, L.P., a leading independent investment firm (www.oakhilladvisors.com).  Oak Hill Advisors has deep experience in direct lending, having invested $6.9 billion in over 150 direct lending investments over the past 15 years.

Forward-Looking Statements
This press release may contain forward-looking statements. We may use words such as "anticipates," "believes," "intends," "plans," "expects," "projects," "estimates," "will," "should," "may" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to various risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing or likelihood of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, regulatory factors, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC"). You should not place undue reliance on such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update our forward-looking statements made herein, unless required by law.

Persons considering an investment in OHA Investment Corporation should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing. Such information and other information about us is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in our current reports on Form 8-K. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov, and in the Investor Relations section of our website at www.ohainvestmentcorporation.com. Prospective investors should read such materials carefully before investing.

CONTACTS:
Steven T. Wayne – President and Chief Executive Officer
Cory E. Gilbert – Chief Financial Officer
Kahyeong Lee – Chief Compliance Officer
OHAICInvestorRelations@oakhilladvisors.com

For media inquiries, contact Kekst and Company, (212) 521-4800
Jeremy Fielding – Jeremy.Fielding@kekst.com